Rackspace Announces Strong Third Quarter
SAN ANTONIO - November 10, 2014 - Rackspace® (NYSE: RAX), the #1 managed cloud company, announced financial results for the quarter ended September 30, 2014.
Net revenue for the third quarter of 2014 was $460 million, up 4.2 percent from the previous quarter and 18.3 percent from the third quarter of 2013. On a constant currency basis, net revenue grew 4.4 percent from the previous quarter and 16.1 percent from the third quarter of 2013.
For the fourth quarter of 2014, the company is forecasting total net revenue to range between $469 and $476 million. This range includes an expected negative foreign currency impact of approximately $5 million in the quarter or 110 basis points of sequential growth. Our expected range of net revenue assumes sequential growth of 3.0 percent to 4.5 percent on a constant currency basis, or growth of 2.0 percent to 3.5 percent on a GAAP basis.
"We are pleased with our operating performance this quarter and encouraged by the momentum we are seeing in the business,” said Taylor Rhodes, president and CEO of Rackspace. "We are poised to capitalize on the massive opportunity ahead in the managed cloud market, where we see increasing demand for our managed services and expertise. And while we made strong progress this year, we’re determined to continually improve our execution and seize our future.”
Total server count in the third quarter of 2014 increased to 110,453, up from 107,657 servers at the end of the previous quarter. Revenue per server grew to $1,405 per month up from $1,375 in the previous quarter.
Adjusted EBITDA for the quarter was $159 million, a 12.0 percent increase compared to the second quarter of 2014. Adjusted EBITDA margin for the quarter was 34.5 percent compared to 32.1 percent in the previous quarter.
Based on our forecasted net revenue range, we expect Adjusted EBITDA margin to range between 33 percent to 35 percent for the fourth quarter of 2014.
Net income was $26 million for the quarter, up 14.6 percent from the previous quarter. Net income margin for the quarter was 5.6 percent compared to 5.1 percent for the previous quarter.
Cash flow from operating activities was $125 million for the third quarter of 2014. Capital expenditures were $117 million, including $79 million for purchases of customer gear, $15 million for data center build outs, $3 million for office build outs and $20 million for capitalized software and other projects.
Adjusted Free Cash Flow for the quarter was $41 million. Return on Capital was 11.7 percent in the third quarter, compared to 10.0 percent in the previous quarter.
At the end of the third quarter of 2014, cash and cash equivalents were $349 million, and interest-bearing debt including capital lease obligations totaled $31 million.
On a worldwide basis, Rackspace employed 5,939 Rackers as of September 30, 2014, up from 5,798 in the previous quarter.
In addition, after a review of the company’s growth strategy, capex requirements, capital structure, and cash flow profile, the company’s Board of Directors authorized a repurchase of up to $500 million of the company’s stock over the next two years. The company intends to execute a $200 million accelerated share repurchase as its first initiative under this program. Rackspace intends to fund these share repurchases through a combination of its available cash balance and existing line of credit. The remaining $300 million will be available for purchases in future periods and the actual timing, method, number and value of any shares repurchased will be determined by the company at its discretion.

Microsoft Private Cloud Support Announced
Rackspace also announced today it expanded its Managed Private Cloud product portfolio and joined the Microsoft Cloud OS Network, adding Fanatical Support® for the Microsoft Cloud Platform. This includes expertise and support for Windows Server with Hyper-V, System Center and Azure Pack. The offering is now in general availability in all U.S. data centers providing customers with SLA-backed management across the underlying infrastructure, guest operating systems, and select applications including Microsoft Exchange, SharePoint and Lync. The expanded portfolio gives customers the additional choice to host applications on Microsoft-based private clouds that offer hybrid connections to Azure, along with a breadth of other Rackspace managed platform options such as dedicated servers and public cloud.
Other Recent Highlights

•
Taylor Rhodes Named CEO and a Member of the Board of Directors. Rhodes is a Rackspace veteran who has served in a variety of leadership positions within the company since 2007, including several roles directly responsible for delivering Rackspace's renowned Fanatical Support to customers globally. He retains his previous role as president and remains responsible for the company's operations worldwide.

•
Lila Tretikov Appointed to Board of Directors. Tretikov is a Bay Area technology leader and active member of the open-source community with over 15 years of technology experience. Tretikov serves as the executive director of the Wikimedia Foundation, the nonprofit organization that operates Wikipedia, where she is responsible for leading the Foundation, setting its strategy, and managing day-to-day operations.

•
Brian Kelly Appointed Chief Security Officer. Kelly will be responsible for overseeing physical and information security efforts for Rackspace and its customers globally. Kelly has more than 30 years of experience in security strategy and technology governance, risk and compliance and investigations in both the public and private sector.

•
Successful Rackspace::Solve Events in San Francisco, New York and Chicago. The full-day summits featured industry thought leaders, partners and 27 Rackspace customers. Each shared opinions on the future of technology and discussed how Rackspace helped solve some of their toughest IT challenges.

•
Fanatical Support of Google Apps for Work. Rackspace now offers managed IT services and support for the full Google Apps for Work technology suite including Gmail, Drive and Hangouts. Through this collaboration, the Google Apps for Work at Rackspace offering provides customers with award-winning Fanatical Support and a specific set of migration, deployment and account management services.

•
ObjectRocket™ by Rackspace Added High-Performance Redis Data Store. The addition of Redis to ObjectRocket further enables Rackspace to monitor, manage and support databases for developers. This strengthens Rackspace’s data tier offering by providing instant-on, high performance, highly available Redis instances and helps simplify life for developers similar to the ObjectRocket for MongoDB offering.

Non-GAAP Financial Information

Adjusted EBITDA, Adjusted Free Cash Flow, and Return on Capital are non-GAAP financial measures. Rackspace believes these measures provide helpful information with respect to evaluating the company's performance. Other companies may calculate non-GAAP measures differently, limiting their usefulness as a comparative measure. The financial statement tables that accompany this press release include a reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures.

Conference Call and Webcast

Rackspace's executive management will host a conference call to discuss the results for the third quarter of 2014 starting today at 4:30 p.m. ET.
To access the conference call from the United States and Canada, please dial 800-745-9830, from the United Kingdom, please dial 0800-496-0830, and from Hong Kong, please dial 800-900-872.

A live webcast and a replay of the conference call will be available on Rackspace's website, located at ir.rackspace.com.

About Rackspace

Rackspace (NYSE: RAX) is the #1 managed cloud company. Its technical expertise and Fanatical Support® allow companies to tap the power of the cloud without the pain of hiring experts in dozens of complex technologies. Rackspace is also the leader in hybrid cloud, giving each customer the best fit for its unique needs -- whether on single- or multi-tenant servers, or a combination of those platforms. Rackspace is the founder of OpenStack®, the open-source operating system for the cloud. Headquartered in San Antonio, Rackspace serves more than 300,000 business customers from data centers on four continents. It ranks 29th on Fortune's list of 100 Best Companies to Work For. For more information, visit www.rackspace.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, or the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures; the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy; the effectiveness of managing company growth; technological and competitive factors; regulatory factors; and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2013, filed with the SEC on March 3, 2014, and in Rackspace Hosting’s Form 10-Q for the quarter ended September 30, 2014. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contacts:

Investor Relations:	Media Relations:
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
ir@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2013	June 30, 2014	September 30, 2014	September 30, 2013	September 30, 2014
Net revenue	$388,636	$441,112	$459,776	$1,126,683	$1,321,935
Costs and expenses:
Cost of revenue	127,404	145,051	142,954	358,672	428,422
Research and development	23,773	29,711	30,718	65,364	85,621
Sales and marketing	50,869	60,480	60,582	152,952	178,421
General and administrative	78,075	81,424	86,702	218,392	239,276
Depreciation and amortization	80,753	90,559	98,307	225,324	276,671
Total costs and expenses	360,874	407,225	419,263	1,020,704	1,208,411
Income from operations	27,762	33,887	40,513	105,979	113,524
Other income (expense):
Interest expense	(689)	(529)	(445)	(2,462)	(1,469)
Interest and other income (expense)	440	171	(2,191)	336	(1,755)
Total other income (expense)	(249)	(358)	(2,636)	(2,126)	(3,224)
Income before income taxes	27,513	33,529	37,877	103,853	110,300
Income taxes	11,202	11,078	12,137	37,914	36,663
Net income	$16,311	$22,451	$25,740	$65,939	$73,637

Net income per share
Basic	$0.12	$0.16	$0.18	$0.48	$0.52
Diluted	$0.11	$0.16	$0.18	$0.46	$0.51

Weighted average number of shares outstanding
Basic	138,714	142,079	142,978	138,140	142,036
Diluted	143,543	144,093	144,895	142,699	144,310

Consolidated Balance Sheets

(In thousands)	December 31, 2013	September 30, 2014
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$259,733	$349,480
Accounts receivable, net of allowance for doubtful accounts and customer credits of $3,891 as of December 31, 2013 and $4,650 as of September 30, 2014	123,898	134,555
Deferred income taxes	12,637	11,061
Prepaid expenses	30,782	42,349
Other current assets	11,918	16,509
Total current assets	438,968	553,954

Property and equipment, net	890,776	1,014,168
Goodwill	81,084	81,084
Intangible assets, net	23,880	18,241
Other non-current assets	57,089	57,095
Total assets	$1,491,797	$1,724,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$122,047	$139,501
Accrued compensation and benefits	62,459	80,580
Income and other taxes payable	11,388	24,316
Current portion of deferred revenue	22,868	19,562
Current portion of capital lease obligations	37,885	20,144
Current portion of debt	1,861	160
Total current liabilities	258,508	284,263

Non-current liabilities:
Deferred revenue	3,662	1,875
Capital lease obligations	25,048	11,168
Finance lease obligations for assets under construction	—	67,046
Debt	124	—
Deferred income taxes	69,729	47,924
Deferred rent	43,046	49,233
Other liabilities	36,268	39,261
Total liabilities	436,385	500,770

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock	141	144
Additional paid-in capital	636,660	736,208
Accumulated other comprehensive loss	(4,536)	(9,364)
Retained earnings	423,147	496,784
Total stockholders’ equity	1,055,412	1,223,772
Total liabilities and stockholders’ equity	$1,491,797	$1,724,542

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2013	June 30, 2014	September 30, 2014	September 30, 2013	September 30, 2014
Cash Flows From Operating Activities
Net income	$16,311	$22,451	$25,740	$65,939	$73,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,753	90,559	98,307	225,324	276,671
Loss (gain) on disposal of equipment, net	667	(69)	—	892	159
Provision for bad debts and customer credits	1,482	1,454	1,056	3,843	4,323
Deferred income taxes	12,196	(8,975)	(11,046)	10,305	(30,140)
Deferred rent	3,801	2,113	1,928	9,285	6,297
Share-based compensation expense	16,959	17,265	19,842	42,457	49,839
Excess tax benefits from share-based compensation arrangements	(1,186)	(13,221)	(16,990)	(17,383)	(45,311)
Changes in certain assets and liabilities:
Accounts receivable	(10,641)	(12,990)	(6,609)	(24,129)	(15,729)
Prepaid expenses and other current assets	(18,004)	3,918	(24,454)	(18,560)	(17,199)
Accounts payable and accrued expenses	11,413	21,745	41,886	26,948	93,882
Deferred revenue	(874)	(1,411)	(1,431)	1,191	(4,952)
All other operating activities	1,673	1,698	(2,801)	8,430	147
Net cash provided by operating activities	114,550	124,537	125,428	334,542	391,624

Cash Flows From Investing Activities
Purchases of property and equipment	(100,496)	(114,044)	(124,129)	(325,873)	(323,126)
Acquisitions, net of cash acquired	—	—	—	(6,203)	—
All other investing activities	(1,436)	1,173	317	(1,808)	1,945
Net cash used in investing activities	(101,932)	(112,871)	(123,812)	(333,884)	(321,181)

Cash Flows From Financing Activities
Principal payments of capital leases	(15,658)	(10,959)	(8,957)	(51,208)	(32,502)
Principal payments of notes payable	(966)	(847)	(967)	(1,863)	(1,866)
Payments for deferred acquisition obligations	(58)	(56)	(55)	(1,296)	(168)
Receipt of Texas Enterprise Fund grant	—	—	—	—	5,500
Common shares withheld for employee withholding taxes	—	—	—	—	(13,620)
Proceeds from employee stock plans	8,446	12,631	3,268	14,846	18,021
Excess tax benefits from share-based compensation arrangements	1,186	13,221	16,990	17,383	45,311
Net cash provided by (used in) financing activities	(7,050)	13,990	10,279	(22,138)	20,676

Effect of exchange rate changes on cash and cash equivalents	1,375	853	(2,759)	(586)	(1,372)

Increase (decrease) in cash and cash equivalents	6,943	26,509	9,136	(22,066)	89,747

Cash and cash equivalents, beginning of period	263,052	313,835	340,344	292,061	259,733

Cash and cash equivalents, end of period	$269,995	$340,344	$349,480	$269,995	$349,480

Supplemental Cash Flow Information:
Non-cash purchases of property and equipment (1)	$17,062	$(1,651)	$(6,706)	$23,609	$7,384

(1)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
Growth
Dedicated cloud, net revenue	$280,215	$291,265	$299,689	$310,647	$319,601
Public cloud, net revenue	$108,421	$116,838	$121,358	$130,465	$140,175
Net revenue	$388,636	$408,103	$421,047	$441,112	$459,776
Revenue growth (year over year)	15.7%	15.6%	16.2%	17.4%	18.3%

Net upgrades (monthly average)	1.5%	1.1%	0.9%	1.5%	1.4%
Churn (monthly average)	-0.8%	-0.7%	-0.6%	-0.7%	-0.6%
Growth in installed base (monthly average) (1)	0.7%	0.4%	0.3%	0.8%	0.8%

Number of employees (Rackers) at period end	5,450	5,651	5,743	5,798	5,939
Number of servers deployed at period end	101,967	103,886	106,229	107,657	110,453
Average monthly revenue per server	$1,290	$1,322	$1,336	$1,375	$1,405

Profitability
Income from operations	$27,762	$27,157	$39,124	$33,887	$40,513
Depreciation and amortization	$80,753	$87,683	$87,805	$90,559	$98,307
Share-based compensation expense
Cost of revenue	$3,453	$3,877	$3,791	$4,127	$4,175
Research and development	$2,306	$2,521	$2,780	$3,293	$3,399
Sales and marketing	$2,149	$1,766	$2,091	$2,062	$2,637
General and administrative	$9,051	$9,024	$4,070	$7,783	$9,631
Total share-based compensation expense	$16,959	$17,188	$12,732	$17,265	$19,842
Adjusted EBITDA (2)	$125,474	$132,028	$139,661	$141,711	$158,662

Adjusted EBITDA margin	32.3%	32.4%	33.2%	32.1%	34.5%

Operating income margin	7.1%	6.7%	9.3%	7.7%	8.8%

Income from operations	$27,762	$27,157	$39,124	$33,887	$40,513
Effective tax rate	40.7%	22.7%	34.6%	33.0%	32.0%
Net operating profit after tax (NOPAT) (2)	$16,463	$20,992	$25,587	$22,704	$27,549
NOPAT margin	4.2%	5.1%	6.1%	5.1%	6.0%

Capital efficiency and returns
Interest bearing debt	$72,579	$64,918	$53,326	$41,747	$31,472
Stockholders' equity	$988,708	$1,055,412	$1,100,012	$1,171,197	$1,223,772
Less: Excess cash	$(223,359)	$(210,761)	$(263,309)	$(287,411)	$(294,307)
Capital base	$837,928	$909,569	$890,029	$925,533	$960,937
Average capital base	$821,155	$873,749	$899,799	$907,781	$943,235
Capital turnover (annualized)	1.89	1.87	1.87	1.94	1.95

Return on capital (annualized) (2)	8.0%	9.6%	11.4%	10.0%	11.7%

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
Capital expenditures
Cash purchases of property and equipment	$100,496	$126,723	$84,953	$114,044	$124,129
Non-cash purchases of property and equipment (3)	$17,062	$(4,116)	$15,741	$(1,651)	$(6,706)
Total capital expenditures	$117,558	$122,607	$100,694	$112,393	$117,423

Customer gear	$73,784	$65,291	$60,688	$64,767	$78,677
Data center build outs	$12,441	$22,524	$10,963	$13,767	$14,825
Office build outs	$6,700	$14,860	$9,212	$6,857	$3,464
Capitalized software and other projects	$24,633	$19,932	$19,831	$27,002	$20,457
Total capital expenditures	$117,558	$122,607	$100,694	$112,393	$117,423

Infrastructure capacity and utilization
Megawatts under contract at period end	60.0	60.0	58.1	58.1	58.1
Megawatts available for use at period end	46.9	46.9	45.3	45.4	45.4
Megawatts utilized at period end	27.0	27.4	28.1	29.0	29.9
Annualized net revenue per average Megawatt of power utilized	$58,662	$60,015	$60,691	$61,802	$62,448

(1)	Due to rounding, totals may not equal the sum of the line items in the table above.

(2)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures below.

(3)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
Net revenue	$388,636	$408,103	$421,047	$441,112	$459,776
Costs and expenses:
Cost of revenue	127,404	133,821	140,417	145,051	142,954
Research and development	23,773	24,849	25,192	29,711	30,718
Sales and marketing	50,869	55,465	57,359	60,480	60,582
General and administrative	78,075	79,128	71,150	81,424	86,702
Depreciation and amortization	80,753	87,683	87,805	90,559	98,307
Total costs and expenses	360,874	380,946	381,923	407,225	419,263
Income from operations	27,762	27,157	39,124	33,887	40,513
Other income (expense):
Interest expense	(689)	(656)	(495)	(529)	(445)
Interest and other income (expense)	440	405	265	171	(2,191)
Total other income (expense)	(249)	(251)	(230)	(358)	(2,636)
Income before income taxes	27,513	26,906	38,894	33,529	37,877
Income taxes	11,202	6,108	13,448	11,078	12,137
Net income	$16,311	$20,798	$25,446	$22,451	$25,740

	Three Months Ended
(Percent of net revenue)	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	32.8%	32.8%	33.3%	32.9%	31.1%
Research and development	6.1%	6.1%	6.0%	6.7%	6.7%
Sales and marketing	13.1%	13.6%	13.6%	13.7%	13.2%
General and administrative	20.1%	19.4%	16.9%	18.5%	18.9%
Depreciation and amortization	20.8%	21.5%	20.9%	20.5%	21.4%
Total costs and expenses	92.9%	93.3%	90.7%	92.3%	91.2%
Income from operations	7.1%	6.7%	9.3%	7.7%	8.8%
Other income (expense):
Interest expense	(0.2)%	(0.2)%	(0.1)%	(0.1)%	(0.1)%
Interest and other income (expense)	0.1%	0.1%	0.1%	0.0%	(0.5)%
Total other income (expense)	(0.1)%	(0.1)%	(0.1)%	(0.1)%	(0.6)%
Income before income taxes	7.1%	6.6%	9.2%	7.6%	8.2%
Income taxes	2.9%	1.5%	3.2%	2.5%	2.6%
Net income	4.2%	5.1%	6.0%	5.1%	5.6%
Due to rounding, totals may not equal the sum of the line items in the table above.

Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We define Adjusted EBITDA as net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of Adjusted EBITDA to net income in the table below:

	Three Months Ended
(Dollars in thousands)	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
Net revenue	$388,636	$408,103	$421,047	$441,112	$459,776

Income from operations	$27,762	$27,157	$39,124	$33,887	$40,513

Net income	$16,311	$20,798	$25,446	$22,451	$25,740
Plus: Income taxes	11,202	6,108	13,448	11,078	12,137
Plus: Total other (income) expense	249	251	230	358	2,636
Plus: Depreciation and amortization	80,753	87,683	87,805	90,559	98,307
Plus: Share-based compensation expense	16,959	17,188	12,732	17,265	19,842
Adjusted EBITDA	$125,474	$132,028	$139,661	$141,711	$158,662

Operating income margin	7.1%	6.7%	9.3%	7.7%	8.8%

Adjusted EBITDA margin	32.3%	32.4%	33.2%	32.1%	34.5%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net operating profit after tax (NOPAT)
Average capital base

NOPAT = Income from operations x (1 – effective tax rate)

Average capital base = Average of (interest bearing debt + stockholders’ equity – excess cash) = Average of (total assets – excess cash – accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable – deferred revenue – other non-current liabilities, deferred income taxes, deferred rent and finance lease obligations for assets under construction); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end. We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we calculate directly from amounts on the Statement of Income and the Balance Sheet. ROC has limitations as an analytical tool, and when assessing our operating performance, you should not consider ROC in isolation or as a substitute for other financial data prepared in accordance with GAAP. Other companies may calculate ROC differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of the calculation of ROC to the calculation of return on assets in the table below:

	Three Months Ended
(Dollars in thousands)	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
Income from operations	$27,762	$27,157	$39,124	$33,887	$40,513
Effective tax rate	40.7%	22.7%	34.6%	33.0%	32.0%
Net operating profit after tax (NOPAT)	$16,463	$20,992	$25,587	$22,704	$27,549

Net income	$16,311	$20,798	$25,446	$22,451	$25,740

Total assets at period end	$1,451,769	$1,491,797	$1,566,949	$1,647,975	$1,724,542
Less: Excess cash	(223,359)	(210,761)	(263,309)	(287,411)	(294,307)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(213,268)	(195,894)	(224,423)	(231,563)	(244,397)
Less: Deferred revenue (current and non-current)	(22,211)	(26,530)	(24,485)	(23,248)	(21,437)
Less: Other non-current liabilities, deferred income taxes, deferred rent, and finance lease obligations for assets under construction	(155,003)	(149,043)	(164,703)	(180,220)	(203,464)
Capital base	$837,928	$909,569	$890,029	$925,533	$960,937

Average total assets	$1,414,849	$1,471,783	$1,529,373	$1,607,462	$1,686,259
Average capital base	$821,155	$873,749	$899,799	$907,781	$943,235

Return on assets (annualized)	4.6%	5.7%	6.7%	5.6%	6.1%
Return on capital (annualized)	8.0%	9.6%	11.4%	10.0%	11.7%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is a performance metric used by investors to evaluate the strength and performance of a company's ongoing business. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies.

See our reconciliation of Adjusted Free Cash Flow to Adjusted EBITDA below, as well as our reconciliation of Adjusted EBITDA to net income provided above.

	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2013	September 30, 2014	September 30, 2013	September 30, 2014
Adjusted EBITDA	$125,474	$158,662	$373,760	$440,034
Non-cash deferred rent	3,801	1,928	9,285	6,297
Total capital expenditures	(117,558)	(117,423)	(349,482)	(330,510)
Cash payments for interest, net	(661)	(360)	(2,487)	(1,312)
Cash payments for income taxes, net	(2,605)	(1,356)	(12,355)	(6,818)
Adjusted free cash flow	$8,451	$41,451	$18,721	$107,691